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                                                                     EXHIBIT 5.1

                                                              September 19, 1997

(212) 351-4000                                                     C 15566-00005

Cityscape Financial Corp.
565 Taxter Road
Elmsford, New York 10523

     Re:  Registration Statement on Form S-8 for 1,500,000 Shares of Common
Stock

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 1,500,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of Cityscape Financial Corp., a Delaware corporation (the "Company"), issuable pursuant to the Company's 1997 Stock Option Plan (the "Stock Option Plan").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the 1997 Stock Option Plan, when issued in accordance with the Registration Statement and the provisions of the 1997 Stock Option Plan, and upon receipt by the Company of the consideration as contemplated by such plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,

                                          /s/ GIBSON, DUNN & CRUTCHER LLP